EXHIBIT 99.1

SOUPMAN ANNOUNCES CLOSING OF $3.0 MILLION PRIVATE PLACEMENT

New York, New York - 07/29/16 - Soupman, Inc. (OTCQB:“SOUP”), makers of fabulous gourmet soup made famous on “Seinfeld”, today announced that it has completed a private placement with one institutional investor of a Senior Secured Convertible Debenture for gross proceeds of $3.0 million. Soupman will use the bulk of the net proceeds from the transaction to purchase inventory to meet strong order demand from national supermarket chains. The balance of the proceeds will be applied to working capital.

The Debenture bears annual interest at 8% matures on April 1, 2018 and is convertible into Soupman common stock at a fixed rate of $.02 per share, subject to a customary 4.99% cap tied to Company’s currently outstanding shares of common stock.

Chardan Capital Markets, LLC acted as the exclusive placement agent for this transaction.

Jamie Karson, Soupman’s Chairman and CEO, stated, “We are very thankful to our existing investors for their support and our new investor for their vote of confidence.  We believe that with the closing of this transaction, we will be able to meaningfully drive revenues and profits to meet our near term and longer term milestones.”

About Soupman, Inc.

The Original Soupman® offers over 50 varieties of soups including such famous flavors as Lobster Bisque, Crab Bisque, Chicken Gumbo, Crab Corn Chowder, Mulligatawny, Butternut Squash, Jambalaya, Shrimp Bisque, Italian Sausage, Eggplant Parmigiana, Tomato Basil and many more. The Original Soupman® soups are also available in 6 varieties in 17 ounce Tetra Pak cartons in grocery stores including Publix, Kroger, Ralph's, Vons, Pavilions, HEB and Safeway among many others. The soups can also be ordered online and at Amazon.com. For a store tracker or to order, go to www.originalsoupman.com.

Consumers can visit the Soupman at his original store in NYC on 55 Street & 8th Ave, on soupmobiles at local events throughout the nation and ladling soup for fans at MetLife stadium during the football season.

In 1984, The Original Soupman opened its doors at 55th Street & 8th Avenue in Manhattan and quickly became a worldwide destination. Rated #1 by Zagat and praised by the New York Times as "Art, not Soup," it set the standard for innovation and excellence long before the famous "Seinfeld" episode made it a cultural icon. We sell soup across America in Tetra Pak cartons to grocery stores next to Campbell's and Progresso as well in our franchise restaurants, soupmobiles and through foodservice companies. Jamieson Karson, former CEO of Steven Madden, LTD., is our Chairman and CEO. Steve Madden, Tim Gannon and Reggie Jackson are on our Board of Advisors. Soupman Inc., is a fully reporting public company trading on the OTCQB under the symbol SOUP. For additional information on our company please visit: www.originalsoupman.com, Twitter@OriginalSoupMan and "Like" us on Facebook.

Safe Harbor Statement:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include, statements regarding driving revenues and profits to meet our near term and longer term milestones. All forward-looking statements in this press release are made as of the date of this press release, and the Company assumes no obligation to update these forward-looking statements other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements such as our ability to continue to reduce liabilities and expand our product line and distribution, our ability to execute our business strategy and position the Company for future growth, and the risk factors discussed in the Business and Management's Discussion and Analysis sections in our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K. Copies of these filings are available www.originalsoupman.com.

All trademarks and logos referenced herein belong to their respective companies.

For Additional Information:

Soupman Inc.

Robert N. Bertrand

President & CFO

212-768-7687